Exhibit 10.14

CONFORMED COPY

PRECISION CASTPARTS CORP.
NONEMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN
2005 RESTATEMENT
January 1, 2005
(As Amended Through Amendment No. 5)

Precision Castparts Corp.,
an Oregon corporation
4650 SW Macadam, Suite 440
Portland, OR 97239
Company

STANDARD INSURANCE CENTER
900 SW FIFTH AVENUE, SUITE 2600
PORTLAND, OREGON 97204-1268
Phone (503) 224-3380 Fax (503) 220-2480
TDD (503) 221-1045
Internet: www.stoel.com
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24643767.4 0062232-00003

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PRECISION CASTPARTS CORP.
NONEMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN
2005 RESTATEMENT
January 1, 2005
(As Amended Through Amendment No. 5)
Precision Castparts Corp.,
an Oregon corporation
4650 SW Macadam, Suite 440
Portland, OR 97239
Company

Precision Castparts Corp. (the “Company”) adopted the Nonemployee Directors’ Deferred Compensation Plan (the “plan”) to create a deferred compensation arrangement for members of the Board of Directors of the Company (the “Board”) who are not employees at any time after first eligibility for this plan (“Nonemployee Directors,” or “Directors”). In order to conform to new requirements for nonqualified deferred compensation established by Section 409A of the Internal Revenue Code, the Company adopts this 2005 Restatement as an amendment to the plan on the terms set forth below. This 2005 Restatement provides for maintenance of separate Subaccounts for Participants with deferred amounts earned and vested as of December 31, 2004, to which the requirements of Section 409A do not apply.
1.    Plan Administration
The Chief Executive Officer (“CEO”) of the Company shall appoint one or more employees of the Company as Administrator of the plan. The Administrator shall interpret and administer the plan and for that purpose may make, amend or revoke rules and regulations at any time. The Administrator shall have absolute discretion to carry out responsibilities established under this plan. The Administrator may delegate its authority under this provision.
2.    Eligibility; Deferral Elections
2.1    A Nonemployee Director may elect as provided below to defer all or a specified part of the Directors’ Fees payable to the Director. An election shall be in writing on a form prescribed by the Administrator and shall specify the time and manner of payment of the deferred amounts in accordance with other provisions of this plan.
2.2    An election to defer Directors’ Fees received by the Administrator on or before December 31 of any year shall be effective for fees payable for the Director’s services to be performed in the succeeding calendar year. A new fee deferral election must be made for each calendar year.

2.3    In the first year in which a Director becomes eligible to participate in the Plan, the newly eligible Director may make an election to defer Directors’ Fees payable to him or her for services to be performed subsequent to the election by submitting the election to the Administrator within 30 days after the date the Director first becomes eligible. The election shall be effective as of the date of the regular or special Board meeting on or next after the date the election is made.
2.4    The Company may withhold from any deferral, or from nondeferred fees payable at the same time, any amounts required by applicable law and regulations.
3.    Deferred Fee Accounts
3.1    The Company shall deduct from Directors’ Fees and credit to a Directors’ Fee Deferral Account (the “Account”) each Directors’ Fee amount deferred under this plan. The Account shall be credited as of the day the deferred Directors’ Fee would otherwise have been paid to the Director. Deferred amounts earned and vested as of December 31, 2004 shall be maintained as a separate Pre-2005 Subaccount within the Account and adjusted for investment performance under 3.2 in order to measure the amounts not subject to the restrictions of Section 409A. The balance of the Account shall be a Post-2004 Subaccount.
3.2    Until full payment of an Account balance has been made to the Director or beneficiaries entitled to the amount identified by the Account (the “Participant”), the Company shall credit or debit the Account, as the case may be, for investment performance as follows:
(a)    The investment result shall be determined by the Performance Option(s) selected by the Participant. Participants may select Performance Options under Section 3.2(c), and, except for selections made with respect to the Phantom Stock Fund, may change an existing selection. A Participant may select more than one Performance Option.
(b)    Selection of Performance Options and changes in an existing selection shall be made in accordance with procedures established by the Administrator, including but not limited to restrictions on frequency of changes. Except for selections made with respect to the Phantom Stock Fund, a change in a Participant’s selection of one or more Performance Options shall apply only to the existing amounts in the Participant’s Account, only to future deferral amounts, or to both, as selected by the Participant. Changes by a Participant with respect to the Phantom Stock Fund Performance Option (other than changes relating to the settlement of Phantom Stock Units, as defined below, in shares of Company Common Stock) shall be governed by Section 4.4.
(c)    The Performance Options shall be as follows:
(i)    The Phantom Stock Fund (as described in Part 4).

(ii)    Other Performance Options shall be those listed in Appendix A and shall be the same as for the Executive Deferred Compensation Plan. The CEO shall have authority to add new Performance Options to the list in Appendix A and to remove Performance Options from the list, subject to Section 7.2(b).
(d)    When the Phantom Stock Fund Performance Option has been selected, Accounts shall be credited, debited and revalued as provided in Section 4.2.
(e)    When any of the Performance Options listed in Appendix A has been selected, amounts deferred shall be credited as equivalent shares at the closing price on the day of the deferral. All equivalent shares shall be revalued up or down daily to the closing price under procedures prescribed by the Administrator.
(f)    Upon a change of selection from a Performance Option listed in Appendix A, the Account shall be credited or debited, as the case may be, based on the value of the equivalent shares at the closing price on the business day preceding the day on which the change takes effect.
3.3    Each Participant’s Account shall be maintained on the books of the Company until full payment has been made to the Participant entitled to the amount identified by the Account. No assets shall be set aside or earmarked to fund the Account, which shall be purely a bookkeeping device.
4.    Phantom Stock Fund
4.1    (a)    “Phantom Stock Fund” refers to a Performance Option tied to the performance of the Company’s Common Stock, as described more specifically in this Part 4.
(b)    “Current Director” refers to a Director who is currently serving on the Company’s Board or has served on the Company’s Board or been a Company employee or officer in the previous six months. “Former Director” refers to a Director who has not served on the Company’s Board or been a Company employee or officer in the previous six months.
(c)    Provisions of this Part 4 contain special rules applicable to the Phantom Stock Fund. However, unless otherwise expressly provided, the Phantom Stock Fund is subject to all of the plan provisions applicable to other Performance Options.

4.2
(a)    (i)    The part of a Participant’s Account that is allocated to the Phantom Stock Fund, if any, shall be credited or debited, as the case may be, as if it were 100% invested in Common Stock of the Company. Each amount credited to the Phantom Stock Fund shall be credited in units (“Phantom Stock Units”), which Phantom Stock Units shall be calculated by dividing the amount credited to the Phantom Stock Fund by the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of crediting. Fractional Phantom Stock Units shall be credited to three decimal points.
(ii)    Phantom Stock Units in a Participant’s Account shall be revalued up or down daily to the closing price of the Company’s Common Stock on the New York Stock Exchange.
(iii)    If a Former Director (or a beneficiary entitled to the amount identified by such Former Director’s Account), pursuant to Section 4.4(c), changes a Performance Option selection such that existing amounts in the Former Director’s Account are debited from the Phantom Stock Fund, the Account shall be adjusted based on the value of Phantom Stock Units on the last business day prior to the date of debiting, as determined by the closing price of the Company’s Common Stock on the New York Stock Exchange on such date. Fractional Phantom Stock Units shall be debited to three decimal points.
(b)    To the extent cash dividends are paid on the Company’s Common Stock, a Participant’s Account shall receive the benefit of phantom dividends, which shall equal the per-share dividend paid on the Company’s Common Stock multiplied by the number of Phantom Stock Units in a Participant’s Account on the record date for the dividend. Phantom dividends shall be credited to an Account annually in the form of additional Phantom Stock Units (calculated in the manner described in Section 4.2(a)).
(c)    In the event of any change in the Company’s Common Stock by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares or similar transaction, the number of Phantom Stock Units held by a Participant under the plan shall be proportionately adjusted.
4.3    No voting or other rights of any kind associated with ownership of the Company’s Common Stock shall inure to a Participant by virtue of the allocation of all or any part of an Account to the Phantom Stock Fund.
4.4    (a)    A Director may not under any circumstances select the Phantom Stock Fund Performance Option to apply to future deferral amounts.
(b)    One time each calendar year, on a date set by the Administrator, a Participant who is currently serving on the Company’s Board or as a Company employee or officer may change his or her Performance Option selection applicable to the existing amounts in his or her Account to provide for all or a part of such existing amounts to be credited to the Phantom Stock Fund. Except as provided in Section 4.4(c), a Director may not under any circumstances change his or her Performance Option selection with respect to the existing amounts in his or her Account to provide for any part of such existing amounts to be debited from the Phantom Stock Fund.
(c)    On any business day, a Former Director whose service on the Board terminated before April 1, 2009 (or a beneficiary entitled to the amount identified by such Former Director’s Account) may, in a manner prescribed by the Administrator, change a Phantom Stock Fund Performance Option selection such that existing amounts in the Former Director’s Account are debited from the Phantom Stock Fund. Such a change will be effective on the next business day. Neither a Former Director nor a beneficiary entitled to the amount identified by such Former Director’s Account may under any circumstances change a Phantom Stock Fund Performance Option selection to provide for any existing amounts in the Former Director’s Account to be credited to the Phantom Stock Fund.
4.5    Payments or withdrawals with respect to Pre-2009 Phantom Stock Units in a Current Director’s Account may not be made or commence under any circumstances (and regardless of the manner of payment selected under Sections 5.2 and 5.3) until the Director becomes a Former Director. “Pre-2009 Phantom Stock Units” means amounts placed in the Phantom Stock Fund by elections made by the Director no later than December 31, 2008.
5.    Time and Manner of Payment
5.1    Subject to Sections 5.4, 5.5, 5.8, 6.1 and 7.3, the Account shall be paid or payment commenced after one of the following dates as selected under Section 5.3(a):
(a)    The date the Director has a separation from service with the Company under 5.7; or
(b)    The date that is from 1 to 20 whole years (as elected by the Director) after the Director’s separation from service in Section 5.1(a).
5.2    The manner of payment of the Account shall be in one or a combination of the lump sum provided in (a) or installments provided in (b), as selected under Section 5.3(b), and the payment form shall be determined under (c) and (d):
(a)    In a single lump sum of cash as soon as practicable after the end of the calendar year in which the date described in Section 5.1(a) or 5.1(b), whichever applies, occurs; or
(b)    In 2 to 20 substantially equal annual installments (as elected by the Director), subject to the following. If a Director postpones commencement of payment by selecting a date under Section 5.1(b), the number of years of postponement plus the number of installments elected under this Section 5.2(b) shall not total more than 20. The size of installments shall be fixed so as to be substantially equal based on an assumed return on the Performance Options in the Account over the payment period. The Administrator shall select the assumed rate, which may be changed each year to reflect actual experience and variations in expected future returns. Installments shall be payable as soon as practicable after the end of each calendar year, commencing with the end of the calendar year in which the date described in Section 5.1(a) or 5.1(b), whichever applies, occurs.
(c)    Except as provided in (d), payment of a lump sum under (a) or an installment under (b) with respect to Phantom Stock Units shall be made in whole shares of Company Common Stock plus cash for a remaining fractional share and all other payments shall be made in cash.
(d)    A Former Director whose service on the Board terminated before April 1, 2009 (or a beneficiary entitled to the amount identified by such Former Director’s Account) may elect to receive payment of a lump sum or installment with respect to Phantom Stock Units in the form of cash. Elections shall be made under procedures prescribed by the Administrator, which may require the election at least a specified length of time before payment is made.
5.3    The time and manner of payment under Sections 5.1 and 5.2 shall be selected by the Director as follows:
(a)    The selection of payment time under Section 5.1 shall be made in writing on a form prescribed by the Administrator. Subject to 5.4, the selection may be changed by a subsequent selection, which shall be effective if delivered to the Administrator at least 12 months prior to the Director’s separation from service with the Company. If the Director’s separation from service occurs prior to 12 months after a changed selection is delivered, the prior selection shall apply.
(b)    The selection of the manner of payment under Section 5.2 shall be made in writing on a form prescribed by the Administrator. Subject to 5.4, the selection may be changed by a subsequent selection, provided payment under the prior selection had not already commenced. The changed selection shall be effective if delivered to the Administrator at least 12 months prior to the date in Section 5.1(a) or 5.1(b), whichever applies to the Director. Until the changed selection becomes effective, the prior selection shall remain in effect.
5.4    If the selection of payment time under 5.3(a) or of manner of payment under 5.3(b) is changed after the later of the due date for the election to defer such amounts or December 31, 2008, the time for payment in a lump sum or for commencement of installments shall be at least five years later than the payment time previously in effect and the change shall not accelerate the time of payment. The preceding sentence shall not apply to a Pre-2005 Subaccount. A Director with Subaccounts may limit the change in selection of payment time or manner of payment to the Pre-2005 Subaccount or may select different changes with respect to the two Subaccounts. A subsequent change in the selection of the time and manner of payment made by a Director no later than December 31, 2008, shall not be subject to the requirement that the payment time be at least five years later than the payment time previously in effect and that the change not accelerate the time of payment and shall take effect immediately with respect to the Director’s Post-2004 Subaccount without the 12-month waiting period required by 5.3(a) and (b).
5.5    A Director or surviving spouse may withdraw the Director’s entire Pre-2005 Subaccount at any time before it otherwise would be payable. The amount paid on such a withdrawal shall be discounted ten percent from the stated balance of the Pre-2005 Subaccount. The ten percent discount shall be forfeited as a penalty for early withdrawal.
5.6    If a Director’s service on the Company’s Board ends involuntarily (by removal of the Director or by expiration of the Director’s term without reappointment) within 24 months after a Change in Control as defined in Section 10.1, the Director’s Pre-2005 Subaccount, except for amounts that are held in Pre-2009 Phantom Stock Units, shall be paid in one lump sum within 30 days after the Director’s service on the Company’s Board ends, regardless of the otherwise applicable election. Upon a change in Control as defined in Section 10.2, a Director’s Post-2004 Subaccount, except for amounts that are held in Pre-2009 Phantom Stock Units, shall be paid in one lump sum within 90 days after the Change in Control is consummated, regardless of the otherwise applicable election. Payment of amounts in a Director’s Account that are held in Pre-2009 Phantom Stock Units shall be governed by Sections 4.5, 5.1 and 5.2, and by 5.8 if applicable.
5.7    Separation from service shall occur when the Director’s service on the Company’s Board ends if there is a good faith and complete termination of the contractual relationship between the Director and the Company or any entity that is a member, with the Company, of a controlled group of corporations or commonly controlled trades or businesses, as defined in Sections 414(b) and (c) of the Code (an “Affiliate”).
5.8    All payments upon a separation from service shall not be paid to the Director until six months following the separation date, regardless of whether the Director is a Specified Employee. Subject to Section 5.2, all amounts due during such six months shall be paid as soon as practicable after the six months has expired. “Specified Employee” means a “key employee” as defined in Section 416(i) of the Code, determined without regard to Section 416(i)(5). This Section 5.8 shall not apply to a Pre-2005 Subaccount.
5.9    The Company may withhold from payments to a Director any income tax or other amounts as required by law.
6.    Death
6.1    A Director’s Account shall be payable under Section 6.3 on the Director’s death regardless of the provisions of Part 5 or Section 4.5.
6.2    On death of a Director the Account shall be paid in the following order of priority:

(a)    To the surviving beneficiaries designated by the Director in writing to the Administrator on a form prescribed by the Administrator for that purpose, or if none then
(b)    To the Director’s surviving spouse, or if none then
(c)    To the Director’s surviving children in equal shares, or if none then
(d)    To the Director’s estate.
6.3    The manner of payment under Section 6.1 shall be as follows:
(a)    If the beneficiary is the surviving spouse and the Director elected installments but died before starting to receive payments, the spouse’s payments shall begin as soon as practicable after the following December 31 and the period selected under Section 5.2(b) for the Director’s payments shall govern. If the Director had already started receiving installments, the surviving spouse shall receive the installments for the remainder of the term selected by the Director.
(b)    If the beneficiary is the surviving spouse and the Director did not elect installments, or if the beneficiary is not the surviving spouse, a lump sum shall be paid as soon as practicable to the beneficiary.
6.4    On death of a surviving spouse receiving installments under Section 6.3(a), the Account shall be paid in a single sum to the spouse’s estate as soon as practicable after death.
7.    Termination; Amendment
7.1    The Board may terminate this plan effective the first day of any calendar year after notice to the Directors. On termination, amounts in an Account shall remain to the credit of the Account, shall continue to be adjusted and shall be paid in accordance with Parts 4, 5, 6 or 7, as applicable.
7.2    The plan may be amended at any time by any of the following methods:
(a)    The Board may adopt any amendment to the plan.
(b)    The CEO may amend this plan to make any change that does not result in a material increase in the Company’s costs.
(c)    The CEO may amend this plan to make technical, editorial or operational changes on advice of counsel to comply with applicable law or to simplify or clarify the plan. The CEO may delegate this amendment authority.
7.3    If the Internal Revenue Service rules that any amounts deferred under this plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid within 30 days to all Participants with Accounts (except for amounts held in Pre-2009 Phantom Stock Units, which payment of such amounts shall be governed by Sections 4.5, 5.1 and 5.2, and by 5.8 if applicable).
8.    Claims Procedure
8.1    Any Participant claiming a benefit, requesting an interpretation or ruling under the plan, or requesting information under the plan shall present the request in writing to the Administrator, who shall respond in writing as soon as practicable.
8.2    If the claim or request is denied, the written notice of denial shall state the following:
(a)    The reasons for denial, with specific reference to the plan provisions on which the denial is based.
(b)    A description of any additional material or information required and an explanation of why it is necessary.
(c)    An explanation of the plan’s review procedure.
8.3    The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.
8.4    Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator. The original decision shall be reviewed by the Administrator which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.
8.5    The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.
9.    General Provisions
9.1    The promise to pay amounts deferred under this plan shall be an unfunded, unsecured obligation of the Company, except as follows. The Company maintains a trust with a financial institution for payment of benefits under this and other nonqualified plans. The trust is a grantor trust for tax purposes and provides that any assets contributed to the trustee shall be used exclusively for payment of benefits under the nonqualified plans except in the event the Company becomes insolvent, in which case the trust fund shall be held for payment of the Company’s obligations to its general creditors.

9.2    Any notice under this plan shall be in writing or by electronic means and shall be received when actually delivered or, if mailed, when deposited postpaid as first class mail. Mail should be directed to the Company at the address stated in this plan, to a Director at the address stated in the Director’s election, to a beneficiary entitled to benefits at the address stated in the Director’s beneficiary designation, or to such other address as the Director or beneficiary may specify by notice to the Administrator.
9.3    The interests of a Participant under this plan are personal and no such interest may be assigned, seized by legal process or in any way subjected to the claims of any creditor. The foregoing limitation prohibits, for example, any alienation, anticipation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant.
9.4    If any term or provision of this plan shall be found by a court of competent jurisdiction to be invalid, or otherwise unenforceable, the same shall not affect the other terms or provisions hereof or the whole of this plan, and such term or provision shall be deemed modified to the extent necessary to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.
10.    Definition of Change in Control
10.1    For purposes of payment of the Pre-2005 Subaccount, a “Change in Control” of the Company shall be deemed to have occurred if:
(a)    Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;
(b)    During any period of two consecutive years, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period;
(c)    The stockholders of the Company approve a merger or consolidation of the Company with any other company or statutory plan of exchange involving the Company (“Merger”), other than (1) a Merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after the Merger or (2) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company’s then outstanding securities; or
(d)    The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) or disposition by the Company of all or substantially all of the Company’s assets.
10.2    For purposes of payment of the Post-2004 Subaccount a “Change in Control” of the Company shall be deemed to have occurred if there has been a change in ownership of the Company under (a), a change in effective control of the Company under (b), or a change in the ownership of a substantial portion of the Company’s assets under (c):
(a)    A change in ownership occurs on the date that any one person or more than one person acting as a group acquires ownership of stock of the Company that, together with stock already held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Company’s stock.

(i)    A change in ownership will not be deemed to occur if, before the person or group acquires additional Company stock, the person or group acquiring Company stock owned, or is treated as owning, more than 50 percent of the total fair market value or total voting power of Company stock.
(ii)    An increase in the ownership percentage of the person or group as a result of a transaction in which the Company redeems its stock for cash or other property will be treated as an acquisition by the person or group.
(iii)    Ownership of stock will be determined by applying the rules in Code section 318(a) and by treating stock underlying a vested option as owned by the individual who holds the vested option, unless the stock to which the option applies is not substantially vested as defined in Treasury regulation section 1.83-3(b) and (j).
(iv)    Persons will be considered as acting as a group to acquire or hold Company stock or effective control of the Company to the extent provided by applicable regulations or other written guidance published by the Internal Revenue Service.
(b)    A change in effective control of the Company shall occur, regardless whether a change in ownership occurs under (a), on the date that an event described in (i) or (ii) occurs, subject to (iii).
(i)    A change in effective control occurs on the date that any one person or more than one person acting as a group acquires (or has acquired during the 12-month period that ends on the date of the most recent acquisition by such person or group) ownership of Company stock possessing more than 35-percent of the total voting power of the Company’s stock.
(ii)    A change in effective control also occurs on the date that a majority of the Company’s board of directors is replaced during any 12-month period by directors whose election is not endorsed by a majority of the Company’s board members prior to the date of election or appointment.
(iii)    A change in effective control will not result from the acquisition of additional control of the company by any person or group that, immediately before such acquisition, owned more than 35 percent of the total voting power of the Company’s stock.
(c)    A change in ownership of a substantial portion of the Company’s assets occurs on the date that any person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) Company assets with a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the Company’s assets immediately prior to the acquisition (or series of acquisitions).
(i)    Gross fair market value for this purpose means the value of the Company’s assets or the value of the assets being disposed of, without regard to any liabilities associated with such assets.
(ii)    No Change in Control occurs solely because the Company transfers assets to an entity controlled by the Company’s shareholders immediately after the transfer.
(iii)    No change in ownership of the Company’s assets is deemed to occur solely by reason of a transfer of the Company’s assets to any of the following:
(A)    A shareholder of the Company (immediately before the asset transfer) in exchange for the Company’s stock.
(B)    An entity, half or more of whose total value or voting power is owned by he Company (directly or indirectly).
(C)    A person or group that owns (directly or indirectly) 50 percent or more of the value or voting power of all of the Company’s outstanding shares.
(D)    An entity, half or more of whose total value or voting power is owned (directly or indirectly) by a person who owns 50 percent or more of the value or voting power of the Company’s outstanding shares.
11.    Effective Date
This 2005 Restatement shall be effective January 1, 2005. Except as specifically provided in this 2005 Restatement for Pre-2005 Subaccounts, its provisions shall apply to all amounts held under the plan. Procedures for changes from provisions of the plan as in effect before this 2005 Restatement shall be implemented according to a schedule established by the Administrator.
2005 RESTATEMENT EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 2005:

PRECISION CASTPARTS CORP.

By: /s/ W.D. Larsson

Name:    William D. Larsson

Title:	Senior Vice President and
Chief Financial Officer

Date signed:     December 18, 2006
AMENDMENT NO. 1 EXECUTED AS FOLLOWS EFFECTIVE SEPTEMBER 1, 2007:

PRECISION CASTPARTS CORP.

By /s/ W. D. Larsson

Name:        William D. Larsson
Title:        Senior Vice President and
Chief Financial Officer

Date signed:    August 29, 2007

AMENDMENT NO. 2 EXECUTED AS FOLLOWS EFFECTIVE SEPTEMBER 1, 2008:

PRECISION CASTPARTS CORP.

By /s/ MARK DONEGAN
Name:        Mark Donegan
Title:        CEO
Date signed:    September 9, 2008

AMENDMENT NO. 3 EXECUTED AS FOLLOWS EFFECTIVE AS PROVIDED IN THE AMENDMENT:

PRECISION CASTPARTS CORP.

By: /s/ MARK DONEGAN
Name: Mark Donegan
Title: Chairman and CEO

Date signed: March 20    , 2009

AMENDMENT NO. 4 EXECUTED AS FOLLOWS EFFECTIVE AS PROVIDED IN THE AMENDMENT:

PRECISION CASTPARTS CORP.

By: /s/ MARK DONEGAN
Name: MARK DONEGAN
Title: Chairman & CEO
Date signed:     4/6        , 2012

AMENDMENT NO. 5 EXECUTED AS FOLLOWS EFFECTIVE AS PROVIDED IN THE AMENDMENT:

PRECISION CASTPARTS CORP.

By: /s/ STEVEN C. BLACKMORE
Name: Steven C. Blackmore
Title: Vice President and Treasurer
Date signed:     5/28        , 2014

APPENDIX A

LIST OF PERFORMANCE OPTIONS

In addition to the Phantom Stock Fund, the following Performance Options shall be available, with changes from prior Performance Options taking effect April 30, 2012:

(a)    Fidelity Institutional Money Market Fund – FMPXX
(b)    Fidelity Growth Company Fund – FDGRX
(c)    Spartan 500 Index Fund – Fidelity Advantage Class – FUSVX
(d)    Western Asset Core Bond Fund – WATFX
(e)    Janus Overseas Fund – JIGFX